EXHIBIT 10.02

SERIES E PREFERRED STOCK CONVERSION AND
WARRANT EXERCISE AGREEMENT

This Series E Preferred Stock Conversion and Warrant Exercise Agreement (this “Agreement”) is made and entered into as of April __, 2013, by and between Stratus Media Group, Inc., a Nevada corporation (the “Company”) and ____________ (“Investor”) with reference to the following facts:

A. Investor has purchased an aggregate of _____ shares of the Company’s Series E Preferred Stock (the “Preferred Shares”).

B. The Certificates of Designation with respect to the Preferred Shares grants Investor certain rights, preferences and privileges, including (i) the right at any time to voluntarily convert the Preferred Shares into shares of the Company’s common stock, and (ii) anti-dilution protection, pursuant to which the conversion price of the Preferred Shares will decrease on a full-ratchet basis in the event that the Company issues additional equity securities (or warrants or securities convertible into common stock) at a price less than the conversion price of the Preferred Shares.

C. In connection with the purchase of the Preferred Shares, the Company issued to Investor warrants (the “Warrants”) to initially purchase an aggregate of _______ shares at an initial exercise price of $___ per share.

D. The Warrants also contain anti-dilution protection pursuant to which the exercise price will decrease on the same basis as the conversion price for the Preferred Shares.

E. The Company is in the process of attempting a recapitalization (the “Recapitalization”) pursuant to which the Company desires to (i) raise capital to restart certain of its operations; (ii) restructure certain of its equity; and (iii) extinguish a significant portion of its debt, although no assurance can be given that the Recapitalization will be successful in whole or in part.

F. As a result of the issuance of additional securities subsequent to the issuance of the Warrants and the Preferred Shares, the conversion price of the Preferred Shares and the exercise price of the Warrants have been reduced to $0.03 per share.

NOW, THEREFORE, the parties hereto agree as follows:

1. Conversion. Notwithstanding Recital F, above, and to assist the Company with the Recapitalization, Investor hereby agrees to convert each Preferred Share into shares of the Company’s Common Stock (the “Conversion Shares”) at a conversion price of $0.06 per Share resulting in the issuance of _________ Conversion Shares, and to exercise the Warrants on the basis of one share of Company Common Stock for every 2.5 shares otherwise issuable upon exercise of the Warrants (the “Warrant Shares”) resulting in the issuance of ___________ Warrant Shares. Concurrently with the execution of this Agreement, in order to effect the foregoing conversion and exercise, Investor is hereby delivering to the Company the stock certificates for the Preferred Shares and the Warrants, together with a stock assignment form duly endorsed for transfer.

2. Representations and Warranties of Investor. Investor represents and warrants to the Company as follows:

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2.1 Investor understands that: (a) the Conversion Shares and the Warrant Shares (collectively, the “Shares”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws; (b) the issuance and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Agreement.

2.2 Investor has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered to the full satisfaction of the Investor.

2.3 Investor has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable Investor to utilize the information made available to Investor in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

2.4 Investor is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of the acquisition of the Shares, and the Investor has relied on the advice of, or has consulted with, only his own advisors.

2.5 Investor is acquiring the Shares solely for the Investor's own account for investment and not with a view to resale or distribution thereof, in whole or in part.

2.6 Investor must bear the substantial economic risks of the investment in the Shares indefinitely, because none of the Shares may be sold, assigned, transferred, hypothecated or otherwise encumbered or disposed of unless subsequently registered under the Securities Act and applicable state securities laws or any exemption from such registration is available. Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws. In addition, appropriate notations thereof will be made in the Company's books, and stop transfer instructions will be placed with the transfer agent of the Shares.

2.7 Investor has adequate means of providing for such Investor's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time.

2.8 THE PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

2.9 Investor is an “accredited investor” under Regulation D under the Securities Act.

3. Brokers or Finders. No agent, broker, investment banker, person or firm will be entitled to any fee or commission directly or indirectly from the Company in connection with the conversion and exercise contemplated hereby.

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4. Performance by the Company. The Company shall cancel the stock certificates for the Preferred Shares and the Warrants and issue a new certificate representing the Conversion Shares and the Warrant Shares in the name of Investor.

5. Release by Investor. In consideration of the mutual promises and covenants set forth herein, Investor hereby releases and absolutely discharges the Company and each of its past and present officers, directors, shareholders, employees, predecessors, successors in interest, attorneys, agents, assigns, parent companies, affiliates, accountants, investors, representatives, and each of them (the “Company Parties”), from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accounts, accountings, costs, and expenses (including, but not limited to, attorneys’ fees and costs), damages, liens, judgments, actions and causes of action, of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected which Investor ever had, or now has against the Company Parties, in connection with or arising from the Preferred Shares, the purchase by Investor of the Preferred Shares, or otherwise, including any obligation by the Company to register the stock underlying the Preferred Shares or the Warrants or the conversion of the Preferred Shares or exercise of the Warrants at a conversion price or exercise price above the current conversion price or exercise price, as the case may be.

6. Confidentiality and Insider Trading.

6.1 Investor acknowledges and agrees that any information or data Investor has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. Investor agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary.

7. General.

7.1 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.2 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

7.3 Counterparts and Facsimile Signatures. Each of the parties hereto agrees that this Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and when taken together with the other signed counterparts, shall constitute one instrument, which shall be binding and effective as to the parties to the Agreement. This Agreement may be brought into effect by facsimile signature, which shall be treated as an original.

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7.4 Controlling Law. This Agreement and all questions relation to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

STRATUS MEDIA GROUP, INC.

By:
Name: Jerrold Rubinstein
Title: Chief Executive Officer

INVESTOR:

By:
Name:

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